                                                                      Exhibit 99

                             Joint Filer Information

Name:                                     FBR TRS Holdings, Inc.

Address:                                  1001 19th Street North
                                          Arlington, VA 22209

Designated Filer:                         Friedman, Billings, Ramsey Group, Inc.

Issuer & Ticker Symbol:                   FBR Capital Markets Corporation
                                          (FBCM)

Relationship of Reporting Person to       10% Owner
Issuer:

Date of Event Requiring Statement:        06/13/2007

                                          Signature of Reporting Person:

                                          FBR TRS HOLDINGS, INC.

                                             /s/ Richard Nash
                                          By:-----------------------------------
                                             Name: Richard Nash
                                             Title:   Corporate Secretary
                                             Date:  June 14, 2007